Exhibit 1.1
Nastech Pharmaceutical Company Inc.
3,250,000 Shares
Common Stock
($0.006 par value per Share)
Underwriting Agreement
January 17, 2007

Underwriting Agreement
January 17, 2007
UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
          Nastech Pharmaceutical Company Inc., a Delaware corporation (the “Company”), proposes to issue and sell to UBS Securities LLC (the “Underwriter,” “you” or “UBS”), an aggregate of 3,250,000 shares (the “Firm Shares”) of common stock, $0.006 par value per share (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriter the option to purchase from the Company up to an additional 487,500 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.
          The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-111324) under the Act (the “first registration statement”). In addition, the Company has prepared and filed with the Commission, in accordance with the provisions of the Act, another registration statement on Form S-3 (File No. 333-138088) (the “second registration statement” and, collectively with the first registration statement, the “registration statements”). The registration statements incorporate by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Pursuant to Rule 429 under the Act, the second registration statement contains a combined prospectus to be used in connection with both registration statements. Each registration statement has become effective under the Act, and, pursuant to Rule 429 under the Act, the second registration statement, upon its effectiveness under the Act, acted as a post-effective amendment to the first registration statement.
          Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statements, as amended at the time of such registration statements’ effectiveness for purposes of Section 11 of the Act, as such section applies to the Underwriter (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statements at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.
          Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by you and by dealers in connection with the offering of the Shares.
          Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the basic prospectus attached to or used with the Prospectus Supplement.
          Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the basic prospectus included in the Registration Statement at the time the Registration Statement became effective under the Act.
          “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto. The Underwriter has not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriter with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.
          “Disclosure Package,” as used herein, means the Basic Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.
          Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
          The Company and the Underwriter agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, 3,250,000 Firm Shares, at a purchase price of $12.65 per Share. The Company is advised by the Underwriter that the Underwriter intends (i) to make a public offering of the Firm Shares as soon after the effectiveness of this Agreement as in the Underwriter’s judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. The Underwriter may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriter may determine.
          In addition, the Company hereby grants to the Underwriter the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase, from the Company, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares. The Over-Allotment Option may be exercised by UBS at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised.
     2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to the Underwriter through the facilities of The Depository Trust Company (“DTC”) for the account(s) of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York City time, on January 23, 2007 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
          Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
          Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP at 1301 Avenue of the Americas, New York, New York, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.
     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:

     (a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;
     (b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends at the time of purchase did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will the Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Underwriter and furnished in writing by the Underwriter to the Company expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriter is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company;
     (d) in accordance with Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers, Inc. (the “NASD”), the Shares have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;
     (e) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus or Incorporated Document), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NASDAQ Global Market (the “NASDAQ”);
     (f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;
     (g) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from the NASDAQ (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);
     (h) the Company has no subsidiaries (as defined under the Act) other than Atossa HealthCare Inc., Nastech Holdings I, LLC and Nastech Holdings II, LLC (the “Subsidiaries”); the Company owns all of the issued and outstanding capital stock of each Subsidiary; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other equity interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any Subsidiary are outstanding; each of Nastech Holdings I, LLC and Nastech Holdings II, LLC does not own or possess any property or assets, or have any obligations or liabilities, or possess any rights (by contract, franchise, permit or otherwise) or engage in any operations that are, individually or in the aggregate, material to the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole;
     (i) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;
     (j) the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the certificates for the Shares are in due and proper form;
     (k) this Agreement has been duly authorized, executed and delivered by the Company;
     (l) neither the Company nor any Subsidiary is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws (or, in the case of a limited liability company, other equivalent documents), or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of clauses (B) and (E), for any breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect;
     (m) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws (or other equivalent documents) of the Company or any Subsidiary, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to the Company or any Subsidiary or any of their respective properties;

     (n) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or (iii) under the Conduct Rules of the NASD;
     (o) except as described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;
     (p) each of the Company and Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to make such filings or to obtain such licenses, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;
     (q) there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any Subsidiary or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;
     (r) KPMG LLP, whose report on the consolidated financial statements of the Company is included or incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;
     (s) the financial statements included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus that are not included or incorporated by reference as required; neither the Company nor any Subsidiary has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;
     (t) subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free

Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;
     (u) the Company has obtained for the benefit of the Underwriter the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act);
     (v) neither the Company nor any Subsidiary is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares will either of them be, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (w) the Company and the Subsidiaries each have good and marketable title to all property (real and personal) described the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except where the failure to have such good and marketable title free and clear of all such liens, claims, security interests or other encumbrances would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Company or any Subsidiary is held thereby under valid, subsisting and enforceable leases, except where the failure to hold such property under valid, subsisting and enforceable leases would not, individually or in the aggregate, have a Material Adverse Effect;
     (x) the Company and the Subsidiaries each own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development) (such inventions, patent applications, patents, trademarks, tradenames, service names, copyrights, trade secrets and other proprietary information, collectively, “Intellectual Property”), except where the failure to own, license or have such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus disclose is licensed to the Company; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries each have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; (vii) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (viii) there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (ix) the product candidates described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary;
     (y) neither the Company nor any Subsidiary is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or any Subsidiary, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any Subsidiary and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any Subsidiary;
     (z) the Company and each Subsidiary and their respective properties, assets and operations are in compliance with, and each of the Company and the Subsidiaries holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any Subsidiary (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);
     (aa) in the ordinary course of their business, the Company and the Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

     (bb) all tax returns required to be filed by the Company or any Subsidiary have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than (i) those being contested in good faith and for which adequate reserves have been provided or (ii) as would not, individually or in the aggregate, have a Material Adverse Effect;
     (cc) the Company and the Subsidiaries maintain insurance adequately covering their respective properties, operations, personnel and businesses, except as would not, individually or in the aggregate, have a Material Adverse Effect; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; except as would not, individually or in the aggregate, have a Material Adverse Effect, all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;
     (dd) neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement, except as would not, individually or in the aggregate, have a Material Adverse Effect;
     (ee) the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (ff) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder;
     (gg) each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith;
     (hh) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and, except where the failure to obtain such consent would not, individually or in the aggregate, have a Material Adverse Effect, the Company has obtained the written consent to the use of such data from such sources to the extent required;
     (ii) neither the Company nor any Subsidiary nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Basic Prospectus or the Prospectus;
     (jj) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company or any other Subsidiary, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company or any other Subsidiary any loans or advances to such Subsidiary from the Company or another Subsidiary or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except as described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus;
     (kk) the preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard medical and scientific research procedures; each description of the results of such tests and trials contained in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, is accurate and complete in all material respects and fairly presents the data derived from such tests and trials, and the Company and the Subsidiaries have no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; neither the Company nor any Subsidiary has received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the Company and the Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies;
     (ll) the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;
     (mm) the Company has not received any notice from the NASDAQ regarding the delisting of the Common Stock from the NASDAQ;
     (nn) except pursuant to this Agreement, neither the Company nor any Subsidiary has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;
     (oo) each of the License and Supply Agreement (the “Par License Agreement”) by and between Par Pharmaceutical, Inc. and the Company, effective as of October 22, 2004, the Product Development and License Agreement (the “P&G License Agreement”) by and between the Company and Procter & Gamble Pharmaceuticals, Inc., dated as of

January 27, 2006, as amended December 4, 2006, the Supply Agreement (the “P&G Supply Agreement”) by and between the Company and Procter & Gamble Pharmaceuticals, Inc., effective as of June 2, 2006, and the Development and License Agreement (the “Amylin License Agreement”) by and between the Company and Amylin Pharmaceuticals, Inc., dated June 21, 2006, has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other party thereto, is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;
     (pp) neither the Company nor any Subsidiary nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and
     (qq) to the Company’s knowledge, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus.
          In addition, any certificate signed by any officer of the Company or any Subsidiary and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.
     4. Certain Covenants of the Company. The Company hereby agrees:
     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (b) to make available to the Underwriter in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may request for the purposes contemplated by the Act; in case the Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;
     (c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);
     (d) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;
     (e) if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to (i) file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Shares, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; and (ii) use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;
     (f) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus, and to provide you and Underwriter’s counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;
     (g) subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;
     (h) to advise the Underwriter promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriter promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Company’s expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

     (i) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than May 12, 2008;
     (j) to furnish to you two (2) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein);
     (k) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;
     (l) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus Supplement;
     (m) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriter, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriter relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriter’s sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, if any, fees and expenses of any consultants engaged in connection with the road show presentations, if any, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, if any, and (ix) the performance of the Company’s other obligations hereunder;
     (n) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;
     (o) beginning on the date hereof and ending on, and including, the date that is 45 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of UBS, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, and (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company (except an announcement or release by the Company of the Company’s earnings results for the fiscal quarter and year ended December 31, 2006) occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results (except earnings results for the fiscal quarter and year ended December 31, 2006) during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(o) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;
     (p) prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or the Subsidiaries, or the offering of the Shares, without your prior consent;
     (q) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;
     (r) not to, and to cause each Subsidiary not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (s) to use its best efforts to cause the Shares to be listed on NASDAQ and to maintain the listing of the Common Stock, including the Shares, on NASDAQ;
     (t) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and
     (u) to comply with each undertaking under Item 512 of Regulation S-K under the Act that is required to be included in the Registration Statement.
     5. Reimbursement of Underwriter’s Expenses. If the Shares are not delivered for any reason other than the default by the Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel.
     6. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Pryor Cashman Sherman & Flynn LLP, counsel for the Company, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, and in form and substance satisfactory to UBS, in the form set forth in Exhibit B hereto.

     (b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Peter Knudsen, intellectual property counsel for the Company, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, and in form and substance satisfactory to UBS, in the form set forth in Exhibit C hereto.
     (c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Buc & Beardsley, special counsel for the Company with respect to regulatory matters, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, and in form and substance satisfactory to UBS, in the form set forth in Exhibit D hereto.
     (d) You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus Supplement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriter in the forms satisfactory to UBS, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Dewey Ballantine LLP, counsel for the Underwriter, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS.
     (f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.
     (g) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).
     (h) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (i) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit E hereto.
     (j) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(u) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.
     (k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (l) The Shares shall have been approved for quotation on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.
     (m) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
               The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of UBS, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of UBS, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American

Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of UBS, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
          If UBS elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.
          If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 8 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.
     8. Indemnity and Contribution.
     (a) The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors, officers and “affiliates” (within the meaning of Rule 405 under the Act), and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by the Underwriter to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by the Underwriter to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (b) The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by the Underwriter to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by the Underwriter to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or the Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 8, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 8(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, the Underwriter shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     9. Information Furnished by the Underwriter. The statements set forth in the sixth, fourteenth, fifteenth, sixteenth, seventeenth and eighteenth paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriter, constitute the only information furnished by the Underwriter, as such information is referred to in Sections 3 and 8 hereof.
     10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3450 Monte Villa Parkway, Bothell, Washington 98021, Attention: Chief Financial Officer.
     11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. The Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
     13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter and the Company and to the extent provided in Section 8 hereof the controlling persons, partners, directors, officers and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.
     14. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriter is acting solely as an underwriter in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriter may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriter to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriter agree that the Underwriter is acting as principal and not the agent or fiduciary of the Company and the Underwriter has not assumed, and the Underwriter will not assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     16. Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Underwriter’s respective businesses and/or assets.

     17. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

          If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

Very truly yours, Nastech Pharmaceutical Company Inc.
By:	/s/ Philip C. Ranker
	Name:	Philip C. Ranker
	Title:	CFO

Accepted and agreed to as of the date
first above written

UBS Securities LLC

By:	/s/ Sage Kelly
Name: Sage Kelly
Title: Managing Director

By:	/s/ Jamey Escaler
Name: Jamey Escaler
Title: Director

SCHEDULE A
None

EXHIBIT A
Lock-Up Agreement
___________ ___, 200__
UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Nastech Pharmaceutical Company Inc., a Delaware corporation (the “Company”), and you, with respect to the public offering (the “Offering”) of common stock, par value $0.006 per share, of the Company (the “Common Stock”).
     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 45 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Stock as contemplated by the Underwriting Agreement and the sale of the Common Stock to the Underwriter (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement, (d) the sale, during the Lock-Up Period, by the undersigned of up to an aggregate of _____ 1 shares of Common Stock pursuant to an existing Rule 10b5-1 sales plan heretofore entered into by the undersigned, as such plan is in effect on the date hereof and without regard to any subsequent amendments or modifications thereto or reinstatements thereof or (e) the disposition, during the Lock-Up Period, by the undersigned of up to an aggregate of _____ 2 shares of Common Stock for the purpose of raising proceeds to cover the reasonably estimated U.S. federal or state tax liability incurred by the undersigned as a result of the vesting, during the Lock-Up Period, of restricted shares of Common Stock heretofore granted to the undersigned, provided each such disposition shall occur on or about the time of such vesting and shall be of an amount of shares of Common Stock that raises gross proceeds that, as nearly as reasonably practicable, approximate such tax liability. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.
     Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company (except an announcement or release by the Company of the Company’s earnings results for the fiscal quarter and year ended December 31, 2006) occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results (except earnings results for the fiscal quarter and year ended December 31, 2006) during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.
     The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.
     If (i) the Company notifies you in writing that it does not intend to proceed with

[1]	The following maximum permitted number of shares shall apply: (1) 13,000 for Dr. Quay; (2) 10,000 for Dr. Brandt; and (3) 9,000 for Mr. Wenig.

[2]	The following maximum permitted number of shares shall apply: (1) 800 for Dr. Brandt; (2) 2,000 for Mr. Duffy; and (3) 500 for Dr. Johnson.

the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT B
Intentional Omitted

B-1

EXHIBIT C
Intentional Omitted

C-1

EXHIBIT D
Intentional Omitted

D-1

EXHIBIT E
OFFICERS’ CERTIFICATE
     Each of the undersigned, Steven C. Quay, Chairman of the Board, President and Chief Executive Officer of Nastech Pharmaceutical Company Inc., a Delaware corporation (the “Company”), and Philip C. Ranker, Chief Financial Officer and Secretary of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(i) of that certain Underwriting Agreement dated January 17, 2007 (the “Underwriting Agreement”) between the Company and UBS Securities LLC, that as of [date]:
1.	He has reviewed the Registration Statement, the Basic Prospectus, the Prospectus and each Permitted Free Writing Prospectus.
2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.
3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.
4.	The conditions set forth in paragraph (h) of Section 6 of the Underwriting Agreement have been met.
     Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.
     In Witness Whereof, the undersigned have hereunto set their hands on this [date].

Name:	Steven C. Quay
Title:	Chairman of the Board, President and Chief Executive Officer

Name:	Philip C. Ranker
Title:	Chief Financial Officer and Secretary

E-1